EXHIBIT 23.2

CONSENT OF MILLER AND LENTS, LTD.

INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-132595 and 333-143304) and on Form S-3 (Nos. 333-138003, 333-126167, 333-129979, 333-147757 and 333-148053) of Cano Petroleum, Inc. of our estimates of reserves included in the Annual Report on Form 10-K for the year ended June 30, 2009 (the “Annual Report”) and to all references to our firm included in the Annual Report.

Houston, Texas	MILLER AND LENTS, LTD.

September 28, 2009

	By:	/s/ Carl D. Richards

	Name:	Carl D. Richards
	Title:	Senior Vice President, P.E.